13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2025 RESULTS
Same Store RevPAR Increased 1.5%
Completed $275 Million Delayed Draw Term Loan Financing; Proceeds to Fund February 2026 Convertible Notes Maturity
$50 Million Share Repurchase Program Authorized

Austin, Texas, April 30, 2025 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three months ended March 31, 2025.

“Our same-store portfolio RevPAR increased 1.5% during the first quarter and hotel EBITDA margin contracted less than 50 basis points compared to the prior year, reflecting our ability to effectively manage expenses in a low revenue growth environment. During the quarter, we also closed on a favorable $275 million term loan facility that will be used to refinance the majority of our convertible notes maturing in February 2026. The term loan allows for a delayed draw for up to 12 months, which eliminates all of our debt maturity risk until 2027 and allows us to continue to benefit from the convertible notes attractive 1.5% coupon through maturity,” said Jonathan P. Stanner, President and Chief Executive Officer.

“While lodging demand softened in early March, largely due to weaker government and inbound international travel, we remain confident in the long-term fundamentals of our business. Broader macroeconomic volatility has increased the uncertainty in the near-term outlook, but our high-quality portfolio, strong balance sheet, and ample liquidity provide us with significant flexibility to navigate any near-term softness in fundamentals. Reflecting that confidence, our Board of Directors authorized a $50 million share repurchase program, enabling us to opportunistically return capital to shareholders. With limited new hotel supply on the horizon, we believe the lodging industry is well-positioned for a multi-year growth cycle with a reacceleration in demand,” continued Mr. Stanner.

First Quarter 2025 Summary

•Net Loss: Net loss attributable to common stockholders was $4.7 million, or $0.04 per diluted share, compared to a net loss of $2.1 million, or $0.02 per diluted share, for the first quarter of 2024.

•Pro forma RevPAR: Pro forma RevPAR increased 0.9 percent to $124.99 compared to the first quarter of 2024. Pro forma ADR increased 0.8 percent to $173.06 compared to the same period in 2024, and pro forma occupancy increased 0.1 percent to 72.2 percent.

•Same Store RevPAR: Same store RevPAR increased 1.5 percent to $126.26 compared to the first quarter of 2024. Same store ADR increased 0.7 percent to $174.03, and same store occupancy increased 0.8 percent to 72.5 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA decreased 1.3 percent to $65.6 million from $66.5 million in the same period in 2024. Pro forma hotel EBITDA margin contracted approximately 48 basis points to 35.6 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA decreased 0.8 percent to $65.2 million from $65.7 million in the same period in 2024. Same store hotel EBITDA margin contracted approximately 49 basis points to 35.9 percent.

•Adjusted EBITDAre(1): Adjusted EBITDAre decreased to $45.0 million from $48.8 million in the first quarter of 2024.

•Adjusted FFO(1): Adjusted FFO decreased to $27.4 million, or $0.22 per diluted share, compared to $30.0 million, or $0.24 per diluted share, in the first quarter of 2024.

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The Company’s results for the three months ended March 31, 2025 and 2024 are as follows (in thousands, except per share amounts and metrics):

	For the Three Months Ended March 31,
	2025	2024

Net loss attributable to common stockholders	$(4,684)	$(2,116)
Net loss per diluted share	$(0.04)	$(0.02)
Total revenues	$184,478	$188,142
EBITDAre (1)	$58,449	$61,199
Adjusted EBITDAre (1)	$45,007	$48,801
FFO (1)	$23,196	$25,488
Adjusted FFO (1)	$27,359	$29,996
FFO per diluted share and unit (1)	$0.19	$0.21
Adjusted FFO per diluted share and unit (1)	$0.22	$0.24

Pro Forma (2)
RevPAR	$124.99	$123.83
RevPAR Growth	0.9%
Hotel EBITDA	$65,605	$66,500
Hotel EBITDA Margin	35.6%	36.0%
Hotel EBITDA Margin Change	(48) bps

Same Store (3)
RevPAR	$126.26	$124.41
RevPAR Growth	1.5%
Hotel EBITDA	$65,176	$65,734
Hotel EBITDA Margin	35.9%	36.4%
Hotel EBITDA Margin Change	(49) bps

(1)    See tables later in this press release for a discussion and reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)    Unless stated otherwise in this release, all pro forma information includes operating and financial results for 97 hotels owned as of March 31, 2025, as if each hotel had been owned by the Company since January 1, 2024 and remained open for the entirety of the reporting period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2024, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3)    All same store information includes operating and financial results for 95 hotels owned as of January 1, 2024 and at all times during the three months ended March 31, 2025, and 2024.

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Courtyard Oceanside Fort Lauderdale Beach Unveils Transformative Renovation

The Courtyard Fort Lauderdale Beach recently completed a transformative renovation and will debut as the modern Courtyard Oceanside Fort Lauderdale Beach. The completely redesigned resort will offer an unparalleled coastal experience, vast ocean views, and expanded amenities. Highlights of the project include:

Modern Coastal Guestrooms: Each of the 261 guestrooms have been redesigned to reflect the local market and its South Florida location. Floor-to-ceiling windows offer views of either Fort Lauderdale Beach or the Intracoastal Waterway, paired with upgraded amenities designed to appeal to leisure and business travelers alike.

Panoramic Poolside Bar & New Sundeck: The newly branded and renovated Seabreeze Poolside Bar, features an upgraded pool deck, fire pits, and cabana service, all set against panoramic views of Fort Lauderdale Beach and the Atlantic Ocean.

“The Mast” Restaurant: The hotel’s re-concepted restaurant, the “The Mast,” offers breakfast, lunch and dinner, overlooking both the hotel’s pool and the Atlantic Ocean.

Redesigned Public Spaces: The redesigned lobby now boasts stylish, modern decor, and inviting spaces ideal for socializing or relaxing with a welcoming atmosphere. The new and spacious fitness center offers a variety of cardio and strength training options, and a retail shop has been incorporated into the redesign that will provide guests with many conveniences during their stay.

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Share Repurchase Authorization

On April 29, 2025, the Company’s Board of Directors authorized the repurchase of up to $50 million of the Company’s common stock. These repurchases may be made from time to time in the open market at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. The share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and may be suspended or discontinued at any time.

Capital Markets and Balance Sheet

On March 27, 2025, the Company closed on a new $275.0 million senior unsecured term loan (the "Term Loan") that we intend to utilize to retire the majority of our outstanding $287.5 million 1.50 percent Convertible Senior Notes that mature in February 2026. The Term Loan includes a delayed draw feature available to the Company through March 1, 2026, that will enable us to preserve the attractive 1.50 percent interest rate on the Convertible Senior Notes through the scheduled maturity date.

The Term Loan provides for a maturity date of March 2030, including two, one-year extension options. The pricing grid of the Term Loan ranges from 135 to 235 basis points over the applicable adjusted Term SOFR rate, with expected initial pricing of SOFR plus 190 basis points. The Term Loan includes an accordion feature that allows the Company to increase commitments by up to $50 million, subject to certain conditions. Other terms of the agreement are similar to the Company’s existing credit facility agreements.

As a result of this refinancing, the Company’s average length to maturity will increase to nearly four years on a pro forma basis, including extension options, and the Company will have no significant debt maturities until 2027.

On a pro rata basis as of March 31, 2025, the Company had the following outstanding indebtedness and liquidity available:

•Outstanding debt of $1.1 billion with a weighted average interest rate of 4.63 percent. After giving effect to interest rate derivative agreements, $774.8 million, or 71 percent, of our outstanding debt had a fixed interest rate, and $322.5 million, or 29 percent, had a variable interest rate.

•Unrestricted cash and cash equivalents of $36.3 million.

•Total liquidity of approximately $310 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Common and Preferred Dividend Declaration

On April 24, 2025, the Company declared a quarterly cash dividend of $0.08 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.08 per share represents an annualized dividend yield of 7.9 percent, based on the closing price of shares of the common stock on April 29, 2025.

In addition, the Board of Directors declared a quarterly cash dividend of:

•     $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
•     $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock
•     $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on May 30, 2025 to holders of record as of May 16, 2025.

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2025 Outlook

While we remain confident in the long-term fundamentals of our portfolio, near-term results are being negatively affected by softening demand trends and broader macroeconomic volatility. This has created a more uncertain operating environment with a wider range of potential results than we typically observe. Based on first quarter actual results and recent portfolio trends, our performance is currently tracking toward the lower end of the guidance ranges we provided as part of our year-end 2024 earnings report on February 24, 2025, for full year Adjusted EBITDAre, Adjusted FFO, and Adjusted FFO per share. We are also reducing our capital expenditure expectations for full year 2025 to $60 million to $70 million on a pro rata basis.

First Quarter 2025 Earnings Conference Call

The Company will conduct its quarterly conference call on May 1, 2025 at 9:00 AM ET.

1.To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until July 31, 2025.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure, or future expectations.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging facilities with efficient operating models primarily in the upscale segment of the lodging industry. As of April 30, 2025, the Company's portfolio consisted of 97 assets, 53 of which are wholly owned, with a total of 14,555 guestrooms located in 25 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on X at @SummitHotel_INN.

Contact:
Kevin Milota
SVP - Corporate Finance
Summit Hotel Properties, Inc.
(737) 205-5787

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc. Consolidated Balance Sheets (In thousands)
	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Investments in lodging property, net	$2,727,510	$2,746,765
Investment in lodging property under development	10,578	7,617
Assets held for sale, net	—	1,225
Cash and cash equivalents	48,194	40,637
Restricted cash	8,138	7,721
Right-of-use assets, net	32,887	33,309
Trade receivables, net	23,568	18,625
Prepaid expenses and other	15,677	9,580
Deferred charges, net	10,632	6,460
Other assets	20,275	24,291
Total assets	$2,897,459	$2,896,230

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,417,690	$1,396,710
Lease liabilities, net	24,584	24,871
Accounts payable	8,760	7,450
Accrued expenses and other	78,588	82,153
Total liabilities	1,529,622	1,511,184

Redeemable non-controlling interests	50,219	50,219

Total stockholders’ equity	920,439	909,545
Non-controlling interests	397,179	425,282
Total equity	1,317,618	1,334,827
Total liabilities, redeemable non-controlling interests and equity	$2,897,459	$2,896,230

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Summit Hotel Properties, Inc. Consolidated Statements of Operations (In thousands, except per share amounts)
	For the Three Months Ended March 31,
	2025	2024
	(Unaudited)
Revenues:
Room	$163,731	$167,431
Food and beverage	10,990	10,833
Other	9,757	9,878
Total revenues	184,478	188,142

Expenses:
Room	36,132	35,973
Food and beverage	7,991	8,202
Other lodging property operating expenses	56,922	56,261
Property taxes, insurance and other	13,311	14,285
Management fees	4,495	4,897
Depreciation and amortization	37,230	36,799
Corporate general and administrative	8,571	8,311
Total expenses	164,652	164,728
Gain on disposal of assets, net	1	75
Operating income	19,827	23,489
Other income (expense):
Interest expense	(19,956)	(21,582)
Interest income	276	458
Other income, net	1,230	685
Total other expense, net	(18,450)	(20,439)
Income from continuing operations before income taxes	1,377	3,050
Income tax expense	(754)	(217)
Net income	623	2,833
Less - Income attributable to non-controlling interests	680	322
Net (loss) income attributable to Summit Hotel Properties, Inc. before preferred dividends	(57)	2,511
Less - Distributions to and accretion of redeemable non-controlling interests	(657)	(657)
Less - Preferred dividends	(3,970)	(3,970)
Net loss attributable to common stockholders	$(4,684)	$(2,116)

Loss per common share:
Basic and diluted	$(0.04)	$(0.02)
Weighted-average common shares outstanding:
Basic and diluted	108,008	105,720

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures - Funds From Operations
(Unaudited)
(In thousands, except per share and unit amounts)
	For the Three Months Ended March 31,
	2025	2024
Net income	$623	$2,833
Preferred dividends	(3,970)	(3,970)
Distributions to and accretion of redeemable non-controlling interests	(657)	(657)
Income related to non-controlling interests in consolidated joint ventures	(1,283)	(638)
Net loss applicable to common shares and Common Units	(5,287)	(2,432)
Real estate-related depreciation	36,663	35,603
Gain on disposal of assets and other dispositions, net	(1)	(75)
FFO adjustments related to non-controlling interests in consolidated joint ventures	(8,179)	(7,608)
FFO applicable to common shares and Common Units	23,196	25,488
Amortization of deferred financing costs	1,673	1,619
Amortization of franchise fees	175	164
Amortization of intangible assets, net	262	911
Equity-based compensation	1,916	1,848
Debt transaction costs	—	564
Non-cash interest income (1)	—	(133)
Non-cash lease expense, net	133	73
Casualty losses (gains), net	294	(274)
Deferred tax expense (benefit)	325	(3)
Non-cash state taxes and other, net	—	312
AFFO adjustments related to non-controlling interests in consolidated joint ventures	(615)	(573)
AFFO applicable to common shares and Common Units	$27,359	$29,996
FFO per share of common share/Common Unit	$0.19	$0.21
AFFO per common share/Common Unit	$0.22	$0.24

Weighted-average diluted common shares/Common Units	124,636	122,599

(1)    Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands)
	For the Three Months Ended March 31,
	2025	2024
Weighted average common shares outstanding - diluted	108,008	105,720
Adjusted for:
Non-GAAP adjustment for restricted stock awards (1)	2,573	928
Non-GAAP adjustment for dilutive effects of Common Units (2)	14,055	15,951
Non-GAAP weighted diluted share of common stock and Common Units (3)	124,636	122,599

(1)    The weighted-average diluted shares of Common Stock and Common Units used to calculate FFO and AFFO per share of Common Stock and Common Units for the three months ended March 31, 2025 and 2024 includes the dilutive effect of our outstanding restricted stock awards. These shares were excluded from our weighted-average shares outstanding used to calculate net loss per share because they would have been antidilutive.

(2)    The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)    The weighted-average shares of Common Stock and Common Units used to calculate FFO and AFFO per share of Common Stock and Common Unit for the three months ended March 31, 2025 and 2024 exclude the potential dilution related to our Convertible Notes as we intend to settle the principal value of the Convertible Notes in cash.

Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures - EBITDAre
(Unaudited)
(In thousands)
	For the Three Months Ended March 31,
	2025	2024
Net income	$623	$2,833
Depreciation and amortization	37,230	36,799
Interest expense	19,956	21,582
Interest income on cash deposits	(113)	(157)
Income tax expense	754	217
EBITDA	58,450	61,274
Gain on disposal of assets and other dispositions, net	(1)	(75)
EBITDAre	58,449	61,199
Amortization of key money liabilities	(129)	(121)
Equity-based compensation	1,916	1,848
Debt transaction costs	—	564
Non-cash interest income (1)	—	(133)
Non-cash lease expense, net	133	73
Casualty losses (gains), net	294	(274)
Non-cash state taxes and other, net	—	312
Income related to non-controlling interests in consolidated joint ventures	(1,283)	(638)
Adjustments related to non-controlling interests in consolidated joint ventures	(14,373)	(14,029)
Adjusted EBITDAre	$45,007	$48,801

(1)    Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated fair value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (Dollars in thousands)
	For the Three Months Ended March 31,
Pro Forma Operating Data: (1)	2025	2024
Pro forma room revenue	$163,731	$164,004
Pro forma other hotel operations revenue	20,746	20,488
Pro forma total revenues	184,477	184,492
Pro forma total hotel operating expenses	118,872	117,992
Pro forma hotel EBITDA	$65,605	$66,500
Pro forma hotel EBITDA Margin	35.6%	36.0%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$184,478	$188,142
Total revenues - acquisitions	—	4,075
Total revenues - dispositions	(1)	(7,725)
Pro forma total revenues (1)	184,477	184,492

Hotel Operating Expenses:
Hotel operating expenses	$118,851	$119,618
Hotel operating expenses - acquisitions	—	3,309
Hotel operating expenses - dispositions	21	(4,935)
Pro forma hotel operating expense (1)	118,872	117,992

Hotel EBITDA:
Operating income	19,827	23,489
Gain on disposal of assets and other dispositions, net	(1)	(75)
Corporate general and administrative	8,571	8,311
Depreciation and amortization	37,230	36,799
Hotel EBITDA	65,627	68,524
Hotel EBITDA - acquisitions (2)	(429)	—
Hotel EBITDA - dispositions (3)	(22)	(2,790)
Same Store hotel EBITDA	65,176	65,734
Hotel EBITDA - acquisitions	429	766
Pro forma hotel EBITDA (1)	$65,605	$66,500

(1)    Unaudited pro forma information includes operating results for 97 hotels owned as of March 31, 2025, as if all such hotels had been owned by the Company since January 1, 2024. For hotels acquired by the Company after January 1, 2024 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2024, to March 31, 2025. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. For any hotels sold by the Company after January 1, 2024 (the “Disposed Hotels”), the Company excludes the financial results of each of the Disposed Hotels from January 1, 2024 to the date the Disposed Hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For any hotels acquired by the Company after January 1, 2024, the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to March 31, 2025 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(3)    For hotels sold by the Company between January 1, 2024, and March 31, 2025, the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2024, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
	2024			2025	Trailing Twelve Months Ended
Pro Forma Operating Data: (1)	Q2	Q3	Q4	Q1	March 31, 2025
Pro forma room revenue	$177,392	$162,848	$156,955	$163,731	$660,926
Pro forma other hotel operations revenue	21,047	19,689	20,299	20,746	81,781
Pro forma total revenues	198,439	182,537	177,254	184,477	742,707
Pro forma total hotel operating expenses	122,775	120,357	116,886	118,872	478,890
Pro forma hotel EBITDA	$75,664	$62,180	$60,368	$65,605	$263,817
Pro forma hotel EBITDA Margin	38.1%	34.1%	34.1%	35.6%	35.5%

Pro Forma Statistics: (1)
Rooms sold	1,035,292	991,580	957,027	946,105	3,930,004
Rooms available	1,324,414	1,338,979	1,339,060	1,309,950	5,312,403
Occupancy	78.2%	74.1%	71.5%	72.2%	74.0%
ADR	$171.34	$164.23	$164.00	$173.06	$168.17
RevPAR	$133.94	$121.62	$117.21	$124.99	$124.41

Actual Statistics:
Rooms sold	1,014,864	966,019	935,012	946,105	3,862,000
Rooms available	1,306,712	1,311,563	1,312,953	1,309,950	5,241,178
Occupancy	77.7%	73.7%	71.2%	72.2%	73.7%
ADR	$170.49	$162.95	$163.47	$173.06	$167.53
RevPAR	$132.41	$120.02	$116.42	$124.99	$123.45

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$193,903	$176,807	$172,931	$184,478	$728,119
Total revenues - acquisitions	6,556	6,626	4,586	—	17,768
Total revenues - dispositions	(2,020)	(896)	(263)	(1)	(3,180)
Pro forma total revenues (1)	198,439	182,537	177,254	184,477	742,707

Hotel Operating Expenses:
Hotel operating expenses	120,874	116,883	114,770	118,851	471,378
Hotel operating expenses - acquisitions	3,979	4,061	2,261	—	10,301
Hotel operating expenses - dispositions	(2,078)	(587)	(145)	21	(2,789)
Pro forma hotel operating expenses (1)	122,775	120,357	116,886	118,872	478,890

Hotel EBITDA:
Operating income	56,209	15,755	8,037	19,827	99,828
Gain on disposal of assets, net	(28,342)	(22)	(473)	(1)	(28,838)
Loss on impairment and write-down of assets	—	—	6,723	—	6,723
Hotel acquisition and transition costs	—	10	—	—	10
Corporate general and administrative	8,704	7,473	7,403	8,571	32,151
Depreciation and amortization	36,458	36,708	36,471	37,230	146,867
Hotel EBITDA	73,029	59,924	58,161	65,627	256,741
Hotel EBITDA - acquisitions (2)	—	—	(89)	(429)	(518)
Hotel EBITDA - dispositions (3)	58	(309)	(118)	(22)	(391)
Same store hotel EBITDA	73,087	59,615	57,954	65,176	255,832
Hotel EBITDA - acquisitions	2,577	2,565	2,414	429	7,985
Pro forma hotel EBITDA (1)	$75,664	$62,180	$60,368	$65,605	$263,817
(1)    Unaudited pro forma information includes operating results for 97 hotels owned as of March 31, 2025 as if all such hotels had been owned by the Company since April 1, 2024. For hotels acquired by the Company after April 1, 2024 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the hotels acquired for the period from April 1, 2024, to March 31, 2025. The financial results for the hotels acquired include information provided by the third-party owner of such hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. For any hotels sold by the Company after April 1, 2024, the Company excludes the financial results of each of those hotels from April 1, 2024 to the date the hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For any hotels acquired by the Company after April 1, 2024, the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to March 31, 2025 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(3)    For hotels sold by the Company between April 1, 2024, and March 31, 2025, the Company has excluded the financial results of each of the hotels for the period beginning on April 1, 2024, and ending on the date the hotels were sold by the Company in determining same-store hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma and Same Store Data (Unaudited)
	For the Three Months Ended March 31,
	2025	2024
Pro Forma (1)
Rooms sold	946,105	955,533
Rooms available	1,309,950	1,324,414
Occupancy	72.2%	72.1%
ADR	$173.06	$171.64
RevPAR	$124.99	$123.83

Occupancy change	0.1%
ADR change	0.8%
RevPAR change	0.9%

	For the Three Months Ended March 31,
	2025	2024
Same-Store (2)
Rooms sold	924,292	927,509
Rooms available	1,274,040	1,288,105
Occupancy	72.5%	72.0%
ADR	$174.03	$172.77
RevPAR	$126.26	$124.41

Occupancy change	0.8%
ADR change	0.7%
RevPAR change	1.5%

(1)    Unaudited pro forma information includes operating results for 97 hotels owned as of March 31, 2025, as if each hotel had been owned by the Company since January 1, 2024. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)     Same-store information includes operating results for 95 hotels owned by the Company as of January 1, 2024, and at all times during the three months ended March 31, 2025, and 2024.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our on-going operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the on-going operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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